EXHIBIT 4(b)(7)


                               THIRD AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


     This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of the 31st day of March, 1997 (the "Amendment Date"), by and among VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation (the "Borrower"); and THE TORONTO-DOMINION BANK, THE BANK OF NEW YORK, CIBC, INC., LTCB TRUST COMPANY, NATIONSBANK, N.A., THE BANK OF NOVA SCOTIA, BARCLAYS BANK plc, BANK OF MONTREAL, CHICAGO BRANCH, BANQUE NATIONAL DE PARIS, CREDIT
LYONNAIS CAYMAN ISLAND BRANCH, THE FIRST NATIONAL BANK OF MARYLAND, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, FLEET NATIONAL BANK, THE FIRST NATIONAL BANK OF BOSTON, ROYAL BANK OF CANADA, BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
SOCIETE GENERALE, ABN AMRO BANK N.V., BANK OF HAWAII, CORESTATES
BANK, N.A., CORESTATES BANK, N.A. f/k/a MERIDIAN BANK, FLEET BANK, N.A., THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH, BANQUE PARIBAS, UNION BANK OF CALIFORNIA, N.A., CoBANK, ACB and FIRST HAWAIIAN BANK (collectively and together with any financial institution which subsequently becomes a 'Lender' under the Loan Agreement, as such term is defined therein, the "Lenders"), and for purposes of acknowledging notice of this Amendment, CIBC INC., LTCB TRUST COMPANY, NATIONSBANK, N.A., THE BANK OF NOVA SCOTIA and THE FIRST NATIONAL BANK OF BOSTON, as co-agents (collectively, in such capacity, the "Co- Agents"); THE BANK OF NEW YORK and THE TORONTO-DOMINION BANK, as managing agents (collectively, in such capacity, the "Managing Agents"); THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent"); THE TORONTO-DOMINION BANK, as documentation/review agent (in such capacity, the "Documentation Agent"); and TORONTO DOMINION (TEXAS), INC., as collateral agent (the "Collateral Agent"; the Collateral Agent, the Documentation Agent, the Administrative Agent, the Managing Agents and the Co-Agents are collectively referred to as the "Agents"),

                              W I T N E S S E T H:

     WHEREAS, the Borrower (as successor by assignment to Vanguard Cellular Operating Corp.), the Lenders and the Agents are parties to that certain Second Amended and Restated Loan Agreement dated as of April 10, 1996, as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of July 31, 1996, and the Second Amendment to Second Amended and Restated Loan Agreement dated as of October 9, 1996 (as so amended, the "Loan Agreement"); and

     WHEREAS, the Borrower has requested, and the Lenders have agreed, subject to the terms hereof, to amend the Loan Agreement as more fully set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1.   Amendments to Article 7.

          (a) Amendment to Section 7.5. Section 7.5 of the Loan Agreement, Limitation on Guarantees, is hereby amended (i) by deleting the word "or" at the end of existing subsection (b), (ii) by deleting the period at the end of existing subsection (c) and (iii) adding the following as a new subsection (d) thereof:

          "or (d) Investments permitted by Section 7.6 hereof in the form of Guarantees in an aggregate amount at any time outstanding not to exceed $5,000,000.00."

          (b) Amendment to Section 7.9. Section 7.9 of the Loan Agreement, Fixed Charge Ratio, is hereby amended by deleting the existing Section 7.9 in its entirety and by substituting the following therefor:

          "Section 7.9. Fixed Charge Ratio. The Borrower shall not at any time permit the Fixed Charge Ratio to be less than the ratios set forth below during the periods indicated:

               Period                        Ratio

          July 1, 1999 through
            June 30, 2000                    1.00:1

          July 1, 2000 and
            thereafter                       1.05:1"

          (c) Amendment to Section 7.10. Section 7.10 of the Loan Agreement, Consolidated Leverage Ratio, is hereby amended by deleting the existing Section
7.10 in its entirety and by substituting the following therefor:

          "Section 7.10. Consolidated Leverage Ratio. (a) Prior to any Acquisition or Investment pursuant to Section
     7.6(d)(F) hereof, the Borrower shall not at any time permit the Consolidated Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                   Period                    Ratio

          January 1, 1997 through
            June 29, 1997                    7.50:1

          June 30, 1997 through
            September 29, 1997               7.00:1

          September 30, 1997 through
            June 29, 1998                    6.50:1

          June 30, 1998 through
            September 29, 1998               6.00:1

          September 30, 1998 through
            June 29, 1999                    5.50:1

          June 30, 1999 and
            thereafter                       5.00:1

          (b) At all times after any Acquisition or Investment pursuant to
     Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Consolidated Leverage Ratio to exceed (i) from the date of any such Acquisition or Investment through June 29, 1999, 5.50:1 and (ii) from June 30, 1999 and thereafter, 5.00:1."

     (d) Amendment to Section 7.11. Section 7.11 of the Loan Agreement, Senior Leverage Ratio, is hereby amended by deleting the existing Section 7.11 in its entirety and by substituting the following therefor:

          "Section 7.11. Senior Leverage Ratio. (a) Prior to any Acquisition or Investment pursuant to Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                   Period                    Ratio

          January 1, 1997 through
            June 29, 1997                    5.50:1

          June 30, 1997 through
            September 29, 1997               5.00:1

          September 30, 1997 through
            June 29, 1998                    4.50:1

          June 30, 1998 through
            June 29, 1999                    4.00:1

                   Period                    Ratio

          June 30, 1999 and
            thereafter                       3.50:1

          (b) At all times after any Acquisition or Investment pursuant to
     Section 7.6(d)(F) hereof, the Borrower shall not at any time permit the Senior Leverage Ratio to exceed (i) from the date of such Acquisition or Investment through June 29, 1999, 4.00:1 and (ii) from June 30, 1999 and thereafter, 3.50:1."

     (e) Amendment to Section 7.13. Section 7.13 of the Loan Agreement, Capital Expenditures, is hereby amended by deleting the existing Section 7.13 in its entirety and by substituting the following therefor:

          "Section 7.13 Capital Expenditures. The Borrower shall not permit the aggregate Capital Expenditures for the Borrower and its Subsidiaries to exceed the following as of the end of the calendar years (or 6-month period in the case of 1999) indicated:


                                               Total
                                               Capital
               Period                        Expenditures

          At December 31, 1996            $150,000,000.00

          At December 31, 1997            $125,000,000.00

          At December 31, 1998            $125,000,000.00

          At June 30, 1999                $ 62,500,000.00

     To the extent not used in any calendar year (or 6-month period in the case of 1999), an amount equal to (a) the lesser of the unused Total Capital Expenditure availability (exclusive of any carry forwards from prior periods) for such calendar year (or 6-month period in the case of 1999) and
     (b) 25% of the Total Capital Expenditure limit shown above (exclusive of any carry forwards from prior periods) for such calendar year (or 6-month period in the case of 1999), may be carried forward to the next succeeding calendar year."

     2. No Other Amendment or Waiver. Notwithstanding the agreement of the Lenders to the terms and provisions of this

Amendment, the Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agents or the Lenders, or any of them, of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment.

     3. Representations and Warranties. The Borrower hereby represents and warrants in favor of each Agent and each Lender as follows:

          a.   The Borrower has the corporate power and authority
(i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          b. This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

          c. The execution and delivery of this Amendment and the performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, by-laws or partnership agreements of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking to which the Borrower or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may become bound; and

          d. The representations and warranties contained in Section 4.1 of the Loan Agreement and contained in the other Loan Documents remain true and correct as of the date hereof, both before and after giving effect to this Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Default now exists or will be caused hereby.

     4. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agents of counterparts hereof executed by the Majority Lenders and the Borrower and of all documents, instruments, consents or items which the Managing Agents shall deem appropriate in connection herewith.

     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     6. Loan Documents. Each reference in the Loan Agreement or any other Loan Document to the term "Loan Agreement" shall hereafter mean and refer to the Loan Agreement as amended hereby and as the same may hereafter be amended.

     7. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, applicable to agreements made and to be performed in New York.

     8. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 4 above, this Amendment shall be effective as of March 31, 1997.






                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


BORROWER:                VANGUARD CELLULAR FINANCIAL CORP., a
                         North Carolina corporation



                         By:             /s/  L. Richardson Preyer, Jr.
                            Name:             L. Richardson Preyer, Jr.
                            Title:            Executive Vice President

[CORPORATE SEAL]


                         Attest:         /s/  Richard C. Rowlenson
                            Name:             Richard C. Rowlenson
                            Title:            Assistant Secretary

                       TORONTO DOMINION (TEXAS), INC., as
                                Collateral Agent



                         By:             /s/  Sophia D. Sgarbi
                            Name:             Sophia D. Sgarbi
                            Title:            Vice President

                         THE BANK OF NEW YORK, as Administrative
                         Agent, a Managing Agent and a Lender



                         By:             /s/  Gerry Granovsky
                            Name:             Gerry Granovsky
                            Title:            Assistant Vice President

                          THE TORONTO-DOMINION BANK, as
                      Documentation Agent, a Managing Agent
                                  and a Lender



                         By:             /s/  Neva Nesbitt
                            Name:             Neva Nesbitt
                            Title:            Mgr Cr Admin.

                     CIBC, INC., as a Co-Agent and a Lender



                         By:             /s/  Harold Birk
                            Name:             Harold Birk
                            Title:            Director, CIBC Wood Gundy
                                              Securities Corp., as agent

                         LTCB TRUST COMPANY, as a Co-Agent and a
                         Lender



                         By:             /s/  John J. Sullivan
                            Name:             John J. Sullivan
                            Title:            Executive Vice President

                     NATIONSBANK, N.A., as a Co-Agent and a
                         Lender



                         By:             /s/  Keith M. Wilson
                            Name:             Keith M. Wilson
                            Title:            Vice President

                     THE BANK OF NOVA SCOTIA, as a Co-Agent
                         and a Lender



                         By:             /s/  Vincent Fitzgerald, Jr.
                            Name:             Vincent Fitzgerald, Jr.
                            Title:            Authorized Signatory

                         THE FIRST NATIONAL BANK OF BOSTON, as a
                         Co-Agent and a Lender



                         By:             /s/  Julie V. Jalelian
                            Name:             Julie V. Jalelian
                            Title:            Vice President

                         ABN AMRO BANK N.V., as a Lender



                         By:             /s/  Steven Farley
                            Name:             Steven Farley
                            Title:            Vice President



                         By:             /s/  Steven Hipsman
                            Name:             Steven Hipsman
                            Title:            Vice President

                      UNION BANK OF CALIFORNIA, N.A., as a
                         Lender



                         By:             /s/  J. Kevin Sampson
                            Name:             J. Kevin Sampson
                            Title:            Vice President

                         BANK OF HAWAII, as a Lender



                         By:             /s/  Elizabeth O. MacLean
                            Name:             Elizabeth O. MacLean
                            Title:            Vice President

                   BANK OF MONTREAL, CHICAGO BRANCH, as a
                         Lender



                         By:             /s/  Allegra Griffiths
                            Name:             Allegra Griffiths
                            Title:            Director

                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                         as a Lender



                         By:             /s/  John P. Judge
                            Name:             John P. Judge
                            Title:            VP & Co-Head

                     BANQUE NATIONALE DE PARIS, as a Lender



                         By:             /s/  Serge Desrayaud
                            Name:             Serge Desrayaud
                            Title:            VP / Team Leader



                         By:             /s/  Pamela Lucash
                            Name:             Pamela Lucash
                            Title:            Assistant Treasurer

                         BANQUE PARIBAS, as a Lender



                         By:             /s/  Nicole Cawley
                            Name:             Nicole Cawley
                            Title:            Vice President



                         By:                  N/A
                            Name:
                            Title:

                         BARCLAYS BANK PLC, as a Lender



                         By:             /s/  James K. Downey
                            Name:             James K. Downey
                            Title:            Associate Director

                         CoBANK, ACB, as a Lender



                         By:             /s/  Thomas A. Smith
                            Name:             Thomas A. Smith
                            Title:            Senior Vice President

                       CORESTATES BANK, N.A., as a Lender



                         By:             /s/  Charles Brinley
                            Name:             Charles Brinley
                            Title:            Commercial Officer

                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as a Lender



                         By:             /s/  James E. Morris
                            Name:             James E. Morris
                            Title:            Authorized Signature

                        FIRST HAWAIIAN BANK, as a Lender



                         By:             /s/  Kathryn A. Plumb
                            Name:             Kathryn A. Plumb
                            Title:            Vice President

                         THE FIRST NATIONAL BANK OF MARYLAND, as
                         a Lender



                         By:             /s/  Timothy A. Knabe
                            Name:             Timothy A. Knabe
                            Title:            Vice President

                       FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA, as a Lender



                         By:             /s/  Jim Redman
                            Name:             Jim Redman
                            Title:            Senior Vice President

                          FLEET BANK, N.A., as a Lender



                         By:             /s/  Cynthia Terwilliger
                            Name:             Cynthia Terwilliger
                            Title:            Associate Vice President

                        FLEET NATIONAL BANK, as a Lender



                         By:             /s/  Paula H. Lang
                            Name:             Paula H. Lang
                            Title:            Senior Vice President

                      CORESTATES BANK, N.A. f/k/a Meridian
                         Bank, as a Lender



                         By:             /s/  Charles Brinley
                            Name:             Charles Brinley
                            Title:            Commercial Officer

                        ROYAL BANK OF CANADA, as a Lender



                         By:             /s/  Thomas M. Byrne
                            Name:             Thomas M. Byrne
                            Title:            Senior Manager

                          SOCIETE GENERALE, as a Lender



                         By:             /s/  John Sadik-Khan
                            Name:             John Sadik-Khan
                            Title:            Vice President

                         THE SUMITOMO TRUST & BANKING CO., LTD.,
                          NEW YORK BRANCH, as a Lender



                         By:             /s/  Suraj P. Bhatia
                            Name:             Suraj P. Bhatia
                            Title:            Senior Vice President
                                              Manager, Corporate Finance Dept.